SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.____)

Filed by the Registrant /X/.  Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Under Rule 14a-12

                                  I-TRAX, INC.
       -------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

/X/     No fee required
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

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         2) Aggregate number of securities to which transaction applies:

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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         4) Proposed maximum aggregate value of transaction:

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         5) Total fee paid:

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/ /      Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         4) Date Filed:

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



[GRAPHIC OMITTED]
Health Management Solutions
I-trax, Inc.
One Logan Square, Suite 2615
130 N. 18th Street
Philadelphia, PA 19103




                                 April 25, 2003



Dear Stockholder:

We cordially invite you to attend I-trax's annual stockholders' meeting. The meeting will be held on Wednesday, May 21, 2003, at 10:00 A.M. at 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania.

At the meeting stockholders will vote on several important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person, you may still do so.

Thank you for your support of I-trax.


                                            Very truly yours,


                                        /s/ FRANK A. MARTIN
                                        ----------------------------
                                            FRANK A. MARTIN
                                            Chairman and Chief Executive Officer

[GRAPHIC OMITTED]
Health Management Solutions
I-trax, Inc.
One Logan Square, Suite 2615
130 N. 18th Street
Philadelphia, PA 19103


Notice of Annual Meeting of Stockholders

Dear Stockholder:

I-trax's annual stockholders' meeting will be held on Wednesday, May 21, 2003, at 10:00 A.M., at 1735 Market Street, 51st Floor in Philadelphia, Pennsylvania.

At the meeting, stockholders will be asked to

          o    elect directors,

          o ratify the selection of I-trax's independent auditors for 2003, and

          o    consider any other business properly brought before the meeting.

The close of business on April 14, 2003, is the record date for determining stockholders entitled to vote at the annual meeting. A list of these stockholders will be available at I-trax's headquarters, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania, before the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope so that your shares will be represented whether or not you plan to attend the annual meeting.


                                             By Order of the Board of Directors,

                                                /s/ Yuri Rozenfeld
                                                Yuri Rozenfeld
                                                General Counsel and Secretary
April 25, 2003

1

                                  I-TRAX, INC.
                          One Logan Square, Suite 2615
                               130 N. 18th Street
                             Philadelphia, PA 19103

                      -------------------------------------

                                 PROXY STATEMENT
                     FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

                      -------------------------------------

         I-trax, Inc., a Delaware corporation, is delivering these proxy materials in connection with the solicitation of proxies by the board of directors of I-trax for its 2003 annual meeting of stockholders and any adjournments or postponements of the meeting. The 2003 annual meeting will be held at 10:00 A.M. on May 21, 2003, at 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103. These proxy materials were first mailed to stockholders on or about April 28, 2003. The address of I-trax's principal executive office is One Logan Square, Suite 2615, 130 N. 18th Street,
Philadelphia, Pennsylvania. Sending a signed proxy will not affect the stockholder's right to attend the annual meeting and vote in person. Every stockholder has the power to revoke his or her proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with I-trax's Secretary a notice in writing revoking it, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Explanatory Note About I-trax Common Stock

         Effective January 3, 2003, I-trax completed a 1-for-5 reverse stock split. The board of directors and stockholders of I-trax authorized the reverse stock split in connection with the then pending application to list I-trax common stock on the American Stock Exchange. I-trax common stock began trading on the American Stock Exchange on January 15, 2003 under the symbol "DMX." The information presented in this proxy statement about the number of outstanding shares of I-trax common stock, historic information about the number of shares of common stock issued in connection with completed transactions and related prices, and option and warrant information has been adjusted to reflect the completed reverse stock split.

Stockholders Entitled to Vote

         The close of business of April 14, 2003 was the record date for stockholders entitled to notice of and to vote at the 2003 annual meeting. As of the record date, there were 9,372,727 outstanding shares of I-trax common stock.

Quorum Required

         The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the transaction of business at the 2003 annual meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

         Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the 2003 annual meeting. The eleven nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

         Proposals 2. Ratification of Goldstein Golub Kessler LLP as I-trax's independent auditors for the fiscal year ending December 31, 2003 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the 2003 annual meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

         A form of proxy is enclosed. All properly executed proxies received by I-trax's board of directors, and not revoked, will be voted as indicated in accordance with the instructions written on the proxies. In the absence of contrary instructions, shares represented by returned proxies will be voted for the election of the directors as described in this proxy statement, in favor of the ratification of Goldstein Golub Kessler LLP as I-trax's independent auditors and, in the discretion of the proxy holders, on any other matter properly brought before the meeting.

Solicitation of Proxies

         I-trax will bear all of the costs of soliciting proxies. I-trax will arrange with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of I-trax common stock, and may reimburse these persons or institutions for expenses incurred in connection with this distribution. Directors, officers or employees of I-trax, none of whom will receive additional compensation, may solicit proxies in person or by telephone, facsimile, e-mail or other means.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         I-trax's board of directors currently consists of eleven directors. All eleven directors are to be elected at the 2003 annual meeting to serve until the 2004 annual meeting. The board's nominees for election as directors are John Blazek, David R. Bock, Philip D. Green, Michael M.E. Johns, M.D., Arthur N. Leibowitz, M.D., Frank A. Martin, David Nash, M.D., John R. Palumbo, Carol M. Rehtmeyer, Ph.D., R. Dixon Thayer and William S. Wheeler, each of whom is currently serving on the board.

         The proxy holders intend to vote all proxies received by them in the accompanying form for these nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the 2003 annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy, or, in the alternative, the board may reduce the number of directors. As of the date of this proxy statement, I-trax is not aware of any nominee who is unable or unwilling to serve as a director.

         The following table lists the name and age, as of April 2, 2003, of each nominee to the board of directors.

Name                                              Age            Position
---------------------------------------    ------------------    ---------------------------------------------------

Frank A. Martin                                   52             Chairman, Chief Executive Officer, Treasurer and
                                                                 Director
John Blazek                                       48             Director
David R. Bock                                     59             Director
Philip D. Green                                   52             Director
Michael M.E. Johns, M.D.                          61             Director
Arthur N. Leibowitz, M.D.                         56             Director
David Nash, M.D.                                  47             Director
John R. Palumbo                                   52             Vice Chairman, President and Director
Carol M. Rehtmeyer, Ph.D.                         53             Executive Vice President and Director
R. Dixon Thayer                                   51             Director
William S. Wheeler                                46             Director

         Frank A. Martin has been a director, Chairman and Chief Executive Officer of I-trax since September 2000. Mr. Martin has been a director of I-trax Health Management Solutions, Inc. ("Health Management"), a predecessor of I-trax and currently its operating subsidiary, since 1996. Mr. Martin founded, and has been a managing director of, The Nantucket Group, LLC ("Nantucket"), a healthcare venture capital firm specializing in investing in early stage healthcare service and technology companies since December 1998. He currently serves on the board of directors of Saddletude, Inc., an Internet-based equestrian sports network. Mr. Martin served as the Chief Executive Officer and director of EduNeering, Inc., an electronic knowledge management company, from April 1999 to April 2000. In November 1992, Mr. Martin founded Physician Dispensing Systems, Inc. ("PDS"), a healthcare information technology company that developed pharmaceutical software for physicians' offices. Mr. Martin assisted in the sale of PDS to Allscripts Healthcare Solutions, Inc. ("Allscripts"), a provider of point-of-care solutions to physicians, in December 1996 and then joined its board of directors on which he served until 1998.

         John Blazek, M.B.A., R.Ph., has been a director of I-trax since February 2002. Mr. Blazek joined I-trax's board of directors when I-trax acquired WellComm Group, Inc. ("WellComm") in February 2002. From May 2000 to February 2002, Mr. Blazek served as the Chief Executive Officer of WellComm. From 1998 to 1999, Mr. Blazek served as an Assistant to Mayor Hal Daub, City of Omaha, in which capacity he oversaw economic development for the City of Omaha. From 1996 to 1999, Mr. Blazek served as President of Blazek & Associates, Inc., a consulting firm. Mr. Blazek was co-owner of a company that was twice named among Omaha's "25 fastest growing companies" before it was sold to Coram Healthcare in 1992.

         David R. Bock has been a director of I-trax since February 2001. Mr. Bock was a director of Health Management from February 2000 to February 2001. Mr. Bock has been a managing partner of Federal City Capital Advisors, LLC, an investment banking firm located in Washington, D.C., since August 1997 and is also a managing director of Nantucket. Mr. Bock served as Executive Vice President and Chief Financial Officer of Pedestal, Inc., an Internet-based company providing information on the secondary mortgage marketplace, from January 2000 to April 2002. From 1992 to 1995, Mr. Bock was a managing director in the London corporate finance group of Lehman Brothers where he was responsible for developing Lehman Brothers' investment banking business in emerging markets, including India, Russia, Turkey and Central Europe. Mr. Bock also served in a variety of positions at the World Bank, including as Chief of Staff for the Bank's worldwide lending operations.

         Philip D. Green has been a director of I-trax since February 2001. Mr. Green was a director of Health Management from March 2000 to February 2001. Since July 2000, Mr. Green has been a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a leading international law firm. From its formation in 1989 until it merged with Akin Gump in July 2000, Mr. Green was the founding principal of the Washington, D.C. based law firm of Green, Stewart, Farber & Anderson, P.C. Mr. Green practices healthcare law and assists entities in corporate planning and transactions. Mr. Green represents a significant number of major teaching hospitals and integrated healthcare delivery systems. Mr. Green also represents a number of public and private for-profit healthcare companies. Mr. Green is currently a member of the boards of directors of Allscripts and Imagyn Medical Technologies, Inc., a medical device manufacturer.

         Michael M.E. Johns, M.D., has been a director of I-trax since February 2001. Dr. Johns was a director of Health Management from October 2000 to February 2001. Since 1996, Dr. Johns has served as an Executive Vice President for Health Affairs of Emory University, overseeing Emory University's widespread academic and clinical programs in health sciences. In this position, Dr. Johns leads strategic planning initiatives for both patient care and research. In addition, since 1996, Dr. Johns has served as the Chairman of the Board of Emory Healthcare, a comprehensive healthcare system in metropolitan Atlanta. Dr. Johns also is Chairman of the Board of EHCA, LLC, a company overseen jointly by Emory Healthcare and HCA Corporation. Through EHCA, Emory is responsible for clinical performance improvement and quality assurance in six local hospitals and five surgery centers owned by HCA Corporation. From 1990 to 1996, Dr. Johns served as the Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University.

         Arthur (Abbie) N. Leibowitz, M.D., FAAP, has been a director of I-trax since March 2002. Since 2001, Dr. Leibowitz has been the Executive Vice President for Business Development and Chief Medical Officer of Health Advocate, Inc., a health services company, which he helped form. Health Advocate helps consumers navigate the healthcare system. In 2000, Dr. Leibowitz served as Executive Vice President for Digital Health Strategy and Business Development and director of Medscape, Inc., a clinical information company. Dr. Leibowitz's experience includes his tenure at Aetna U.S. Healthcare from 1987 to 2000 where he served in several positions, including as Aetna's Chief Medical Officer for over four years. Dr. Leibowitz is a nationally recognized leader in the healthcare industry and an authority on managed care, clinical management and medical information systems.

         David Nash, M.D., M.B.A., FACP, has been a director of I-trax since February 2003. Since 2000, Dr. Nash has been The Dr. Raymond C. and Doris N. Grandon Professor of Health Policy and Medicine at Thomas Jefferson University Hospital. In 1995 he was named Associate Dean for Health Policy and Professor of Medicine, Division of Internal Medicine at Jefferson Medical College. In 1990, Dr. Nash was named Director of Health Policy and Clinical Outcomes at Thomas Jefferson University Hospital. Dr. Nash has also served as a member of the Disease Management Association of America, The Washington Business Group on Health, and the National Committee for Quality Assurance (NCQA) Disease Management Advisory Council. As of 2000, Dr. Nash has served as Editor-In-Chief of Disease Management and is on the editorial board of eight other peer-reviewed journals.

         John R. Palumbo has been a director of I-trax since February 2001, Vice Chairman since October 2002 and President since February 2003. Mr. Palumbo was a director of Health Management from March 2000 to February 2001. From July 2001 to October 2002, Mr. Palumbo was a Vice President of Siemens Medical Solutions Health Services, a provider of solutions and services for integrated healthcare. From 1996 until it was acquired by Siemens, Mr. Palumbo served as Area Vice President of Shared Medical Systems Corporation, a worldwide leader of health information solutions. At Shared Medical Systems, Mr. Palumbo oversaw the start-up of the national health services division, which marketed to and serviced the for-profit and not-for profit national health systems. From 1995 to 1996, Mr. Palumbo served as an Executive Vice President and Chief Operating Officer of Allscripts.

         Carol M. Rehtmeyer, Ph.D., MSN, RN, has been a director since February 2002 and Executive Vice President since February 2003. Dr. Rehtmeyer joined I-trax as director and a member of I-trax's Office of the President when I-trax acquired WellComm in February 2002. Dr. Rehtmeyer formed WellComm in 1997 after determining there was a need in healthcare for clinically based, customer oriented telehealth information services. Dr. Rehtmeyer served as the President of WellComm from its formation until February 2002. Dr. Rehtmeyer has more than twenty-five years of healthcare experience in areas of practice teaching, administration and leadership in clinical and managed care settings.

         R. Dixon Thayer has been a director of I-trax since April 2003. Mr. Thayer is the founder and senior partner of ab3 Resources, Inc., a strategic consulting and private equity investment company. From 1999 to 2002, Mr. Thayer served as Officer of Global New Business Operations for Ford Motor Company. In this capacity, Mr. Thayer led corporate initiatives to develop, acquire and grow "next generation" aftermarket service businesses to help transform Ford into a global relationship-based consumer products and services company. From 1998 to 1999, Mr. Thayer served as President and Chief Executive Officer of Provant Consulting Companies, where he helped lead the merger and integration of several independent consultancies and training companies into the largest publicly traded company of its type. From 1996 to 1998, Mr. Thayer served as President of Sunbeam International Division and was an original member of the turnaround team that successfully rescued the company from impending bankruptcy. From 1995 to 1996, Mr. Thayer was the Senior Vice President of Research, Development, Engineering & Global Growth for Kimberly Clark Corporation and was a key architect of the merger between Scott Paper and Kimberly Clark. From 1992 to 1995, he was Vice President AFH Europe, Scott Paper Company where he also served as Chief Operating Officer of the European division.

         William S. Wheeler has been a director of I-trax since February 2001. Mr. Wheeler was a director of Health Management from September 1999 to February 2001. Mr. Wheeler is the Chief Executive Officer of the Tracer Group, Inc. a company providing logistics support to the manufacturing industry. From March 2001 to March 2002, Mr. Wheeler was the Chief Operating Officer and Chief Financial Officer of Net2Voice, a telecommunications company. Mr. Wheeler was a Vice President at Cable & Wireless USA from June 1989 until February 1999. During this period, Mr. Wheeler held the positions of Vice President and Controller, Senior Vice President, Finance and acting President of the Dial Internet Services division.

         There are no family relationships among directors, executive officers and persons nominated to become directors.

Board of Directors Meetings

         The board of directors of I-trax held a total of six meetings during 2002. Each director who served in 2002, other than and Dr. Craig Jones, who resigned from the board effective December 22, 2002, and Dr. Johns, attended more than 75% of the meetings of the board and its committees of which he or she is a member.

Board of Directors' Committees

         The board of directors has a compensation committee and an audit committee.

         Compensation Committee

         The compensation committee is primarily responsible for determining the compensation payable to the officers and key employees of I-trax and recommending to the board additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by I-trax. No member of the committee, however, may participate in decisions pertaining to his or her compensation or benefits in his or her capacity as a director of I-trax. The committee also is primarily responsible for administering I-trax's stock option plans, awarding stock options to I-trax's key employees and non-employee directors and determining the terms and conditions on which the options are granted. The committee currently has one member, Mr. Bock. Dr. Jones served on the committee through the date of his resignation from the Board on December 22, 2002. The committee did not hold separate meetings during 2002. Rather, members of the committee participated in all board meetings concerning compensation issues and had recommended a course of action with respect to compensation matters to the board at those meetings. The board of directors expects to elect a new member to the compensation committee at the 2003 annual meeting of directors, which will follow I-trax's 2003 annual meeting of stockholders.

         Audit Committee

         The audit committee is primarily responsible for approving the services performed by I-trax's independent auditors and reviewing and evaluating I-trax's accounting principles and reporting practices. The audit committee is also responsible for monitoring I-trax's system of internal accounting controls and has the responsibility and authority described in its charter, which is attached as Exhibit A to this proxy statement. The audit committee and the board of directors expect to review and, if necessary, amend the committee's charter as may be required by the Sarbanes-Oxley Act of 2002 and related rules and regulations at the 2003 annual meeting of directors, which will follow the 2003 annual meeting of stockholders. Currently, the audit committee consists of Mr. Wheeler, as Chairman, and Mr. Bock. Mr. Palumbo served on the committee until his resignation effective as of October 15, 2002 when he joined I-trax as an employee. Mr. Wheeler currently serves as a consultant to I-trax, and the board of directors expects to assess his continued service on the committee at the 2003 annual meeting of directors in light of the Sarbanes-Oxley Act of 2002 and related rules and regulations. The committee held two separate meeting in 2002 and one separate meeting in 2003 to review I-trax's 2002 financial statements. All of the members of the audit committee are independent, as defined in Section 121(A), as in effect on April 25, 2003, of the American Stock Exchange listing standards.

Compensation of Directors

         During 2002, directors did not receive any cash payments. When Dr. Leibowitz joined the board in March 2002, he received an option grant that would allow him to purchase up to 20,000 shares of I-trax common stock at $5.83 per share. This option grant vests over a period of two years. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending board meetings.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN THIS PROXY STATEMENT.

                                 PROPOSAL NO. 2
                      RATIFICATION OF INDEPENDENT AUDITORS

         I-trax is asking the stockholders to ratify the appointment of Goldstein Golub Kessler LLP as I-trax's independent auditors for the fiscal year ending December 31, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the 2003 annual meeting will be required to ratify the appointment of Goldstein Golub Kessler LLP.

         In the event the stockholders fail to ratify the appointment, the audit committee of the board of directors will reconsider its selection. Even if the appointment is ratified, the audit committee of the board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the board feels that such a change would be in I-trax's and its stockholders' best interests.

         Representatives of Goldstein Golub Kessler LLP are expected to be present at the 2003 annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         I-trax engaged Goldstein Golub Kessler LLP on February 19, 2003, pursuant to the authorization of the audit committee of the board to audit I-trax's financial statements for the years ending December 31, 2002 and 2003. PricewaterhouseCoopers LLP had audited I-trax's financial statements for the years ending December 31, 2000 and 2001.

         I-trax filed with the Securities and Exchange Commission on February 12, 2003 a Current Report on Form 8-K to report the dismissal of PricewaterhouseCoopers LLP effective February 6, 2003 and on February 19, 2003 a Current Report on Form 8-K to report the engagement of Goldstein Golub Kessler LLP effective February 18, 2003. The board of directors and the audit committee dismissed PricewaterhouseCoopers LLP and engaged Goldstein Golub Kessler LLP after reviewing PricewaterhouseCoopers LLP's proposed fees to audit I-trax's 2002 financial statements and comparing those fees with those quoted by comparable audit firms.

          During the two years ending December 31, 2002 and through February 12, 2003 there were no disagreements between I-trax and PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to such disagreements in its reports. PricewaterhouseCoopers LLP furnished to I-trax a letter addressed to the Securities and Exchange Commission agreeing with this statement. This letter, dated February 12, 2003, was filed as an exhibit to Form 8-K announcing the dismissal of PricewaterhouseCoopers LLP.


         In addition, neither I-trax nor anyone on its behalf consulted Goldstein Golub Kessler LLP regarding the application of accounting principals to a specific completed or contemplated transaction or regarding the type of audit opinion that Goldstein Golub Kessler LLP would render on I-trax's financial statements prior to Goldstein Golub Kessler LLP's engagement.

         During     2002,     I-trax's     former     independent      auditors,
PricewaterhouseCoopers LLP, provided services in the following categories and amounts:


      1.  Audit Fees                                                    $48,125
      2.  Financial Information Systems Design and Implementation            --
      3.  All Other Fees                                                 11,800


         The audit committee has considered the above non-audit services and has
determined   that  these  services  did  not  compromise  the   independence  of
PricewaterhouseCoopers LLP.

         In addition, subsequent to 2002, Goldstein Golub Kessler LLP provided services in the following categories and amounts:

       1.  Audit Fees                                                    $50,000
       2.  Financial Information Systems Design and Implementation            --
       3.  All Other Fees                                                  5,000

         Goldstein Golub Kessler LLP has a continuing relationship with American Express Tax and Business Services Inc. from which it leases auditing staff who are full time, permanent employees of American Express Tax and Business Services and through which its partners provide non-audit services. As a result of this arrangement, Goldstein Golub Kessler LLP has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF GOLDSTEIN GOLUB KESSLER LLP AS I-TRAX'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of April 20, 2003, the number of shares and percentage of I-trax common stock beneficially owned by:

          o our Chief Executive Officer, four other most highly compensated executive officers based on compensation earned during 2002, and one executive officer elected in 2002;

          o    each director;

          o    all directors and executive officers as a group; and

          o each person who is known by I-trax to own beneficially five percent or more of I-trax's outstanding common stock.

         Beneficial ownership was determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares, such as upon exercise of options or warrants, within 60 days of April 20, 2003, the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by such person (and only such person) by reason of any acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

         To I-trax's knowledge, except as indicated in the footnotes to this table and under applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                  Shares of       Options and
                                                Common Stock        Warrants
                                                Beneficially      Exercisable
Named Executive Officers and Directors*             Owned        Within 60 Days        Total       Percent of Class
--------------------------------------------------------------------------------------------------------------------

Frank A. Martin (1)                                  1,140,308           295,894        1,436,202        14.9
John Blazek                                            945,296             3,333          948,629        10.1
Gary Reiss (2)                                         161,261           479,005          640,266         6.5
David R. Bock (1)                                      566,681                --          566,681         6.1
Carol M. Rehtmeyer, Ph.D.                              321,803            68,500          390,303         4.1
David C. McCormack                                     156,536            94,378          250,914         2.7
Yuri Rozenfeld (3)                                      18,580           108,151          126,731         1.3
Anthony Tomaro                                           6,136           114,732          120,868         1.3
John R. Palumbo                                         30,500            76,000          106,500         1.1
Philip D. Green (4)                                      1,200            69,280           70,480          **
Michael M.E. Johns, M.D.                                    --            40,000           40,000          **
William S. Wheeler                                      10,000            20,000           30,000          **
Arthur N. Leibowitz, M.D.                                   --            10,000           10,000          **
David Nash, M.D.                                            --                --               --          --
R. Dixon Thayer                                             --                --               --          --
All executive officers and directors as a
group (15 persons)                                   2,891,620         1,379,273        4,270,893        39.7






                                                                  Warrants and
                                                  Shares of       Convertible
                                                Common Stock       Securities
                                                Beneficially      Exercisable
5% Stockholders                                     Owned        Within 60 Days        Total       Percent of Class
--------------------------------------------------------------------------------------------------------------------

Palladin Opportunity Fund, LLC (5)                          --           968,631          968,631        10.0
Woodglen Group, L.P. (6)                               631,108           225,000          856,108         8.9
Hans Kastensmith                                       544,234            46,322          590,556         6.3
Raymond Markman                                        516,758                --          516,758         5.5
----------------------------------------------

* Named executive officers and directors can be reached at I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.

** Less than 1% of the outstanding shares of common stock.

(1) Messrs. Martin and Bock are members and managing directors of The Nantucket Group, LLC ("Nantucket"). Nantucket is the general partner of Nantucket Healthcare Ventures I, L.P. ("Nantucket Ventures"), an owner of 466,681 shares. Nantucket has sole voting and sole dispositive power with respect to these shares. Therefore, Messrs. Martin and Bock may be deemed to have beneficial ownership of the shares held by Nantucket Ventures. Messrs. Martin and Bock disclaim beneficial ownership of the shares held by Nantucket Ventures, except to the extent of their respective pecuniary interest in Nantucket Ventures. Mr. Bock own directly 100,000 shares. Mr. Martin own directly and with his wife 651,127 shares and exercises investment control over 22,500 shares owned by his mother. The address for Nantucket Ventures is c/o The Nantucket Group, LLC, One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103.

(2) Includes 3,800 shares held in the name of Mr. Reiss' wife.

(3) Mr. Rozenfeld is a partner of The Spartan Group Limited Partnership ("Spartan"), an owner of 6,000 shares. Mr. Rozenfeld has shared voting and shared dispositive power with respect to the shares held by Spartan. Mr. Rozenfeld may be deemed to have beneficial ownership of the shares held by Spartan. Mr. Rozenfeld disclaims beneficial ownership of the shares held by Spartan, except to the extent of his pecuniary interest in Spartan. Mr. Rozenfeld owns 12,580 shares directly.

(4) Mr. Green is an affiliate of Health Industry Investments, LLC and Akin Gump Health Strategies, LLC, holders of options to purchase 20,000 and 6,400 shares, respectively, exercisable as of June 20, 2003.

(5) Palladin Asset Management, L.L.C. ("PAM") is the managing member of Palladin. Palladin Capital Management, LLC ("PCM"), is the sole general partner of The Palladin Group, L.P. ("Palladin Group"). Palladin Group is the investment advisor of Palladin. PAM and PCM have shared voting and shared dispositive power with respect to the shares held by Palladin. Because its beneficial ownership arises solely from its status as the investment advisor of Palladin, Palladin Group expressly disclaims equitable ownership of and pecuniary interest in any shares. Palladin may not convert its debentures or exercise its warrants for shares of common stock in excess of that number of shares of common stock that, upon giving effect to such conversion or exercise, would cause the aggregate number of shares of common stock beneficially owned by Palladin and its affiliates to exceed 9.99% of the outstanding shares of the common stock following such conversion or exercise; therefore, POF disclaims beneficial ownership of any shares of common stock in excess of such amount. The business address of Palladin is c/o The Palladin Group, 195 Maplewood Avenue, Maplewood, New Jersey 07040.

(6) Woodglen Associates, LLC is the general partner of Woodglen Group, L.P., and, as such, has sole voting and sole dispositive power with respect to the shares it holds. Its address is 101 East Street Road, Kennett Square, Pennsylvania 19348.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         I-trax's executive officers and their ages as of April 2, 2003 are as follows:

                Name                             Age                                  Position
--------------------------------------     -----------------    ------------------------------------------------------
Frank A. Martin                                   52            Chairman, Chief Executive Officer, Treasurer and
                                                                Director
John R. Palumbo                                   52            Vice-Chairman and President
Gary Reiss                                        53            Executive Vice President and Chief Operating Officer
Carol M. Rehtmeyer, Ph.D.                         53            Executive Vice President
Anthony Tomaro, CPA                               38            Vice President and Chief Financial Officer
David C. McCormack                                33            Vice President and Chief Technology Officer
Yuri Rozenfeld                                    34            Vice President, General Counsel and Secretary

         Please see information under Proposal No. 1 above for biographical information of Dr. Rehtmeyer and Messrs. Martin and Palumbo.

         Gary Reiss has been an Executive Vice President of I-trax since February 2003 and the Chief Operating Officer of I-trax since February 2003 and, previously, from February 2001 to March 2002. Mr. Reiss served as a Member of the Office of the President of I-trax from March 2002 to February 2003. Mr. Reiss was the Chief Operating Officer of Health Management from March 2000 to February 2001. From November 1999 to March 2000, Mr. Reiss served as the Chief Operating Officer of EduNeering, Inc., an electronic knowledge management company, where he was responsible for positioning the company as a web provider and portal. From 1996 to 1999, Mr. Reiss served as the Chief Operating Officer of Allscripts. From 1992 to 1995, Mr. Reiss was an Executive Vice President and Chief Operating Officer of PDS, a company he founded with Mr. Martin and which was later acquired by Allscripts.

         Anthony Tomaro, CPA has been the Chief Financial Officer of I-trax and Health Management since January 2001 and Vice President of I-trax since February 2003. Prior to joining I-trax, Mr. Tomaro was a partner in the New York certified public accounting firm of Massella, Tomaro & Co., LLP. He is a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants. Since 1994, Mr. Tomaro has served as a partner in accounting firms specializing in Securities and Exchange Commission accounting and auditing services along with domestic taxes and consulting services.

         David C. McCormack has been the Chief Technology Officer of I-trax since February 2001 and Vice President of I-trax since February 2003. Mr. McCormack was the Vice President of Engineering of Member-Link Systems, Inc. from January 1999 until it was acquired by Health Management in December 1999. Mr. McCormack oversees all of I-trax's software development efforts. He has developed and deployed systems in most major programming languages. From April 1997 until January 1999, Mr. McCormack served as a partner in a Virginia based consulting firm, where he oversaw all software developed by the firm, including: an inventory management system; an EDI transaction processing system; and an electronic document management system. From January 1995 until April 1997, Mr. McCormack acted as a consultant to Lockheed Martin Mission Systems during its development of the Global Transportation Network (GTN) for the Air Force. Mr. McCormack's prior responsibilities have included the design, development and integration of mission critical systems for the Army, Navy and Air Force. Mr. McCormack has a U.S. Government Top Secret clearance.

         Yuri Rozenfeld has been the General Counsel of I-trax since July 2000, Secretary of I-trax since March 2002 and Vice President since February 2003. From July 2000 to March 2002, Mr. Rozenfeld served as the General Counsel and Assistant Secretary of I-trax and of Health Management. From April 1997 to July 2000, Mr. Rozenfeld was an associate in the Business and Finance Group at Ballard Spahr Andrews & Ingersoll, LLP, where he represented small- and mid-cap public companies and venture capital funds in a broad range of corporate matters, including stock and asset acquisitions, mergers, venture capital investments, venture fund formations, partnership and limited liability company matters and securities law matters. From 1995 to April 1997, Mr. Rozenfeld was an associate specializing in product liability litigation with Riker, Danzig, Scherer, Hyland & Perretti LLP.

Executive Compensation

         The following Summary Compensation Table sets forth the compensation earned by the following individuals: I-trax's Chief Executive Officer; its President, appointed on October 15, 2002; and four other most highly compensated executive officers who were serving as such as of December 31, 2002.


                                            Summary Compensation Table

                                                    Annual Compensation                             Long-Term
                                                                                                  Compensation
Name and Position                      Year          Salary (1)                    Other        Number of Options
--------------------------------------------------------------------------------------------------------------------

Frank A. Martin                        2002           $ 173,543  (2)              $ 6,000 (4)              1,750
  Chairman, Chief Executive            2001             175,000  (3)                6,000 (4)             70,000
  Officer and Treasurer                2000             146,063  (3)                4,500 (4)             70,000


John R. Palumbo                        2002            $ 40,000  (2)              $ 1,000 (4)            162,000
  Vice-Chairman and President          2001                  --                        --                 20,000 (5)
                                       2000                  --                        --                 20,000 (5)

Gary Reiss                             2002           $ 173,543  (2)              $ 6,000 (4)              1,750
  Executive Vice President and         2001             175,000  (3)                6,000 (4)            140,000
  Chief Operating Officer              2000             134,965  (3)                4,500 (4)            140,000


Carol M. Rehtmeyer, Ph.D.              2002           $ 131,168  (2)                   --                 31,250
  Executive Vice President             2001                  --                        --                     --
                                       2000                  --                        --                     --

Anthony Tomaro                         2002           $ 150,000  (2)                                      11,500
  Vice President and Chief             2001             150,000  (3)                   --                 40,000
  Financial Officer                    2000                  --                        --                 40,000 (6)


Yuri Rozenfeld                         2002           $ 128,917  (2)                                      11,300
  Vice President, General              2001             124,375  (3)                   --                 40,000
  Counsel and Secretary                2000              49,271  (3)                   --                 40,000
----------------------------------

(1) Salary includes amounts deferred under I-trax's 401(k) Plan.

(2) Salary includes the following amounts deferred by the named executive officers at the request of I-trax to conserve cash: Mr. Martin, $20,418; Mr. Palumbo, $23,333; Mr. Reiss, $20,418; Dr. Rehtmeyer, $14,582; Mr. Tomaro, $11,250; and Mr. Rozenfeld, $9,750. Repayment terms have not been set.

(3) Salary includes amounts deferred under I-trax's salary deferment program in effect from November 2000 to December 31, 2001. Pursuant to the program, Mr. Martin deferred $29,166 in 2000 and $135,357 in 2001; Mr. Reiss deferred $29,166 in 2000 and $135,357 in 2001; Mr. Tomaro deferred $70,665 in 2001; and Mr.
Rozenfeld deferred $8,958 in 2000 and $65,132 in 2001. Further, effective as of December 31, 2001, these executive officers, surrendered the deferred salary in exchange for warrants to acquire I-trax common stock. These officers received a warrant to acquire one share of common stock exercisable at $.75 per share for each $1.75 of deferred salary. Accordingly, if an officer exercises these warrants in the future, the effective per share price for each share of common stock that such officer would receive upon exercise would be $2.50. The price of $2.50 per share was intended to equal the price per share paid by third-party investors purchasing common stock from I-trax in 2001 private placements. Accordingly, Messrs. Martin and Reiss each received warrants to purchase 94,013 shares, Mr. Tomaro received warrants to purchase 40,380 shares and Mr. Rozenfeld received warrants to purchase 42,337 shares. Effective as of December 31, 2001 and pursuant to the salary deferment program described above, the named executive officers were granted warrants to purchase 52,269 shares of common stock at an exercise price of $2.50 per share and warrants to purchase 14,062 shares of common stock at an exercise price of $5.00 per share. The warrants exercisable at $2.50 were allocated as follows: Mr. Martin, 19,687; Mr. Reiss, 19,687; Mr. Tomaro,

6,250; and Mr. Rozenfeld, 6,645. The warrants exercisable at $5.00 were allocated as follows: Mr. Martin, 4,375; Mr. Reiss, 4,375; Mr. Tomaro, 2,604; and Mr. Rozenfeld, 2,708. These extra warrants were issued to all employees that participated in the salary deferment program because similar warrants were issued by I-trax to third-party investors in connection with the several private placement completed by I-trax in 2001. As a condition to deferring pay in the salary deferment program, I-trax promised the participating employees that they would be treated in the same manner as third-party investors in I-trax.

(4) Automobile and parking allowance.

(5) These options were granted to Mr. Palumbo in connection with his service on the board of directors of I-trax before he joined I-trax as an executive officer.

(6) Grant approved by the board of directors on December 29, 2000, effective as of January 1, 2001.


         The following table contains information concerning the stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2002. No stock appreciation rights were granted in 2002.

                                        Option Grants in Last Fiscal Year 2002

                                        Number of      Percent of Total
                                       Securities     Options Granted to
                                       Underlying        Employees in        Exercise Price
Name                                  Options Granted    Fiscal Year (1)    (Dollars per Share)    Expiration Date
--------------------------------------------------------------------------------------------------------------------

Frank A. Martin                                1,750                  0.3               $ 3.00            12/22/2012

John R. Palumbo                              160,000                 23.9                 2.75            10/13/2012
                                               2,000                  0.3                 3.00            12/22/2012

Gary Reiss                                     1,750                  0.3                 3.00            12/22/2012

Carol M. Rehtmeyer, Ph.D.                     30,000                  4.5                 6.05             2/11/2012
                                               1,250                  0.2                 3.00            12/22/2012

Anthony Tomaro                                10,000                  1.5                 6.25              1/3/2012
                                               1,500                  0.2                 3.00            12/22/2012

Yuri Rozenfeld                                10,000                  1.5                 6.25              1/3/2012
                                               1,300                  0.2                 3.00            12/22/2012

------------------------------------

(1) Based on options to acquire an aggregate of 668,578 shares granted in the fiscal year.

         The following table contains information about each of the identified executive officers option exercises in fiscal year 2002 and option holdings as of December 31, 2002. No stock appreciation rights were outstanding at the end of that year.


                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                    Number of Securities
                                    Shares                         Underlying Unexercised      Value of Unexercised
                                 Acquired on    Value               Options at Year End        In-the-Money Options
Name                               Exercise    Realized           Exercisable/Unexercisable       at Year End (1)
--------------------------------------------------------------------------------------------------------------------

Frank A. Martin                             --              --               76,665 / 65,085                      --

John R. Palumbo                             --              --              76,000 / 126,000                      --

Gary Reiss                                  --              --              184,162 / 97,588                      --

Carol M. Rehtmeyer, Ph.D.                   --              --                    0 / 31,250                      --

Anthony Tomaro                              --              --               46,665 / 44,835                      --

Yuri Rozenfeld                              --              --               56,665 / 34,635                      --
-------------------------------

(1) The closing price of I-trax common stock on December 31, 2002 was $2.75 per share. All options held by the named executive officers are exercisable at $2.75 or more.

Employment Contracts

         Health Management, I-trax's operating subsidiary, is party to an employment agreement with Messrs. Martin, Reiss and Palumbo and Dr. Rehtmeyer.

         Frank A. Martin and Gary Reiss

         On December 29, 2000, Health Management entered into an employment agreement with each of Messrs. Martin and Reiss. Each agreement is for an initial term of three years ending on December 28, 2003. Thereafter, each employment agreement extends automatically for successive periods of one year, unless the applicable executive officer elects not to renew the agreement. Each agreement provides for an annual base salary during the initial term of $175,000.

         Health Management may terminate Mr. Martin or Mr. Reiss' employment with or without cause at any time. In addition, Mr. Martin or Mr. Reiss may terminate their employments upon 90 days' notice or upon shorter notice for good reason. Good reason includes the failure by Health Management to continue the executive officer in his executive position, material diminution of the executive officer's responsibilities, duties or authority, assignment to the executive officer of duties inconsistent with his position or requiring the executive officer to be permanently based anywhere other than within 25 miles of Philadelphia, Pennsylvania.

         In the event either employment agreement is terminated without cause or for good reason, Health Management will pay the applicable executive officer severance equal to one year's salary, payable over one year. In addition, in the event either employment agreement is terminated without cause or for good reason, the executive officer will remain subject to the non-competition restrictions described below only as long as he is receiving severance payments. Finally, all options granted to such executive officers will accelerate and vest immediately.

         With the exception of the circumstances described in the immediately preceding paragraph, each executive officer agreed not to compete against Health Management for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. Each executive officer also agreed not to use or disclose any confidential information of Health Management for at least five years after the expiration of the original term or any renewal term, even if the actual employment is terminated prior to such expiration. Finally, each executive officer agreed that any invention he develops during his employment relating to the business of Health Management will belong to Health Management.

         Dr. Carol M. Rehtmeyer

         On February 5, 2002, Health Management entered into an employment agreement with Dr. Rehtmeyer. The agreement is for an initial term of three years ending on February 5, 2005. Thereafter, the agreement extends automatically for successive periods of one year, unless Dr. Rehtmeyer or Health Management elects not to renew the agreement. The agreement provides for an annual base salary during the initial term of $125,000.

         Health Management may terminate Dr. Rehtmeyer's employment with or without cause at any time. In addition, Dr. Rehtmeyer may terminate her employment upon 90 days' notice or upon shorter notice for good reason. Good reason includes the failure by Health Management to continue Dr. Rehtmeyer in her executive position, material diminution of her responsibilities, duties or authority, assignment to her of duties inconsistent with her position or requiring her to be permanently based anywhere other than within 25 miles of Omaha, Nebraska.

         If the employment agreement is terminated without cause or for good reason during the first year of the initial term, Health Management will pay Dr. Rehtmeyer severance equal to one year's salary, payable over one year. If the employment agreement is terminated without cause or for good reason after the first year of the initial term, Health Management will pay Dr. Rehtmeyer severance equal to six months' salary, payable over six months. In addition, if the employment agreement is terminated without cause or for good reason, Dr. Rehtmeyer will remain subject to the non-competition restrictions described below only as long as she is receiving severance payments. If the employment agreement is terminated without cause or for good reason following a change of control of I-trax that results in a payment to Dr. Rehtmeyer on account of her I-trax common stock, Health Management will not pay Dr. Rehtmeyer severance. Finally, all options granted to Dr. Rehtmeyer will accelerate and vest immediately in any circumstances described in this paragraph.

         With the exception of the circumstances described in the immediately preceding paragraph, Dr. Rehtmeyer agreed not to compete against Health Management for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. She also agreed not to use or disclose any confidential information of Health Management for at least five years after the expiration of the original term or any renewal term, even if the actual employment is terminated prior to such expiration. Finally, Dr. Rehtmeyer also agreed that any invention she develops during her employment relating to the business of Health Management will belong to Health Management.

         John R. Palumbo

         On October 15, 2002, Health Management entered into an employment agreement with Mr. Palumbo. The agreement is for an initial term of three years ending on October 25, 2005. Thereafter, the agreement extends automatically for successive periods of one year, unless Mr. Palumbo elects not to renew the agreement. The agreement provides for an annual base salary during the initial term of $200,000.

         Health Management may terminate Mr. Palumbo's employment with or without cause at any time. In addition, Mr. Palumbo may terminate his employment upon 90 days' notice or upon shorter notice for good reason. Good reason includes the failure by Health Management to continue Mr. Palumbo in his executive position, material diminution of his responsibilities, duties or authority, assignment to him of duties inconsistent with his position or requiring him to be permanently based anywhere other than within 25 miles of Philadelphia, Pennsylvania.

         If the  employment  agreement is  terminated  without cause or for good reason, Health Management will pay Mr. Palumbo severance equal to one year's salary, payable over one year. In addition, in the event the employment agreement is terminated without cause or for good reason, Mr. Palumbo will remain subject to the non-competition restrictions described below only as long as he is receiving severance payments. All options granted to Mr. Palumbo will accelerate and vest immediately in any circumstances described in this paragraph.

         With the exception of the circumstances described in the immediately preceding paragraph, Mr. Palumbo agreed not to compete against Health Management for a period of one year following the expiration of the initial term or any renewal term, even if the actual employment is terminated prior to such expiration. He also agreed not to use or disclose any confidential information of Health Management for at least five years after the expiration of the original term or any additional term, even if the actual employment is terminated prior to such expiration. Finally, Mr. Palumbo also agreed that any invention he develops during his employment relating to the business of Health Management will belong to Health Management.

Change of Control Arrangements

         The compensation committee, as administrator of I-trax's 2000 Equity Compensation Plan and 2001 Equity Compensation Plan, can provide for accelerated vesting of the shares of common stock subject to outstanding options in connection with certain changes in control of I-trax.

        SECTION 16(a) OF THE EXCHANGE ACT BENEFICIAL OWNERSHIP COMPLIANCE

         I-trax's board members, executive officers and persons who hold more than 10% of I-trax's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act of 1934, as amended, which require them to file reports with respect to their common stock ownership and their transactions in common stock. Based upon the copies of Section 16(a) reports that I-trax received from such persons for their 2002 fiscal year transactions in I-trax common stock and their common stock holdings and the written representations received from one or more of these persons that no annual Form 5 reports were required to be filed by them for the 2002 fiscal year, I-trax believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by I-trax's executive officers, board members and greater than 10% stockholders.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Dr. Jones, a director of I-trax through December 22, 2002, is the Director of the Division of Allergy & Immunology at the Los Angeles County and University of Southern California Medical Center, which is operated by the Los Angeles County Department of Health Services (DHS). The Los Angeles County DHS purchased an information system from I-trax to support implementation of a clinical disease management program for which it paid I-trax approximately $61,000 in 2001.

         In May 2000, Health Management entered into a consulting agreement with Health Industry Investments, LLC, an affiliate of Mr. Green, a director of I-trax. This consulting agreement was superseded by a new consulting agreement between Health Management and Akin Gump Health Strategies, LLC, likewise an affiliate of Mr. Green. Under the new consulting agreement, Health Strategies agreed to introduce Health Management to potential customers for I-trax's services and Health Management agreed to compensate Health Strategies if Health Management closes transactions with such potential customers. I-trax has not made any payment under the original or new consulting agreement. In addition, under the original consulting agreement, I-trax granted Health Management in April 2001, options to acquire 40,000 shares of I-trax common stock at an exercise price of $2.75 as compensation for continuing to perform services under the consulting agreement. These options vest over two years.

         Effective as of December 29, 2000, Health Management issued to each of Messrs. Martin and Reiss, the Chief Executive Officer and Chief Operating Officer, respectively, 50,000 shares of Health Management common stock at a per share purchase price of $10. The aggregate purchase price was payable pursuant to a Promissory Note and Pledge Agreement in the principal amount of $499,750. The principal amount of each Promissory Note and Pledge Agreement accrues interest at an annual rate of 5.87%. The principal and interest on each Promissory Note and Pledge Agreement was payable in five annual installments of principal and interest beginning on December 29, 2001. Furthermore, in the event these officers were performing their duties adequately and were accomplishing I-trax's goals, the compensation committee of I-trax's board of directors had the option of waiving and forgiving any of the annual payments of principal and interest in lieu of granting such officers a cash bonus. These transaction were rescinded in 2001.

         From November 2000 through May 2001, I-trax completed an offering of convertible promissory notes and stock purchase warrants. I-trax raised $2,000,000 in this offering. Of this total, $700,000 was loaned to I-trax by Woodglen Group, L.P., a 5% stockholder, $250,000 was loaned to

I-trax by Mr. Martin and $250,000 was loaned to I-trax by Mr. Reiss. The convertible promissory notes had a maturity date of one year from the date of issue and accrue interest at an annual rate of 8% with a default annual rate of 12%. The principal amount of, and accrued and unpaid interest under, the convertible promissory notes were convertible into common stock. The stock purchase warrants granted the holders a right to purchase one shares of common stock for each $10 in original principal amount of convertible promissory notes. The initial conversion price of the convertible promissory notes and the exercise price of the stock purchase warrants were $10 per share, subject, in each case, to full-ratchet anti-dilution adjustment in the event of a subsequent offering with an effective per share price of less than $10.

         On June 25, 2001 and pursuant to an Exchange Agreement dated May 14, 2001, the holders of the convertible promissory notes, including Woodglen Group, L.P., a 5% stockholder, Mr. Martin and Mr. Reiss exchanged the principal of, and accrued interest through May 15, 2001 under, the promissory notes in the aggregate amount of $2,280,157 for I-trax common stock at the exchange price of $2.50 per share. As consideration for the exchange, I-trax reset the exercise price of the warrants to acquire 440,000 shares of common stock, originally issued together with the convertible promissory notes, to $2.50 per share. Accordingly, in the transaction, Woodglen Group, L.P. received 291,108 shares and warrants to acquire 140,000 shares, Mr. Martin received 104,690 shares and warrants to acquire 50,000 shares and Mr. Reiss received 104,361 shares and warrants to acquire 50,000 shares.

         Effective as of June 25, 2001, I-trax completed a private placement of 440,000 shares of common stock at $2.50 per share, yielding to I-trax $1,100,000. Woodglen Group, L.P., a 5% stockholder, invested $850,000 in this private placement. As consideration for completing the private placement, I-trax issued to the participating investors stock purchase warrants to purchase one share of common stock for each $10 invested in this private placement at an exercise price of $5.00 per share. I-trax, therefore, issued warrants to acquire a total of 110,000 shares of common stock, of which a warrant to acquire 85,000 shares of common stock was issued to Woodglen Group, L.P.

         During the first and second quarters of 2001, Mr. Martin loaned I-trax $515,000 to fund I-trax's working capital deficiency. Of this amount, I-trax repaid $240,000 in June 2001. On June 25, 2001, Mr. Martin exchanged the remaining $275,000 of the loan, and accrued interest of $9,163, into common stock at the exchange price of $2.50 per share. I-trax issued 113,664 shares in this exchange. In addition, I-trax issued Mr. Martin a stock purchase warrants to acquire 103,000 shares at an exercise price of $2.50 per share as consideration for this bridge financing. The terms of this exchange transaction and warrant issuance, including the exchange price and the calculation of the number of warrants granted, were intended to be identical to those applicable to the debt exchange transaction closed by I-trax on June 25, 2001 and described above.

         During the first and second quarters of 2001, Mr. Reiss loaned I-trax $240,000 to fund I-trax's working capital deficiency. I-trax repaid this amount in June 2001. On June 25, 2001, as consideration for the loan, I-trax issued Mr. Reiss stock purchase warrants to acquire 48,000 shares of common stock at an exercise price of $2.50 per share. The terms of the warrant issuance, including the calculation of the number of warrants granted, were intended to be identical to those applicable to the debt exchange transaction closed by I-trax on June 25, 2001 and described above.

         On March 2, 2001, I-trax entered into an Amended and Restated Promissory Note and Warrant Purchase Agreement with a group of investors led by Psilos Group Partners, L.P. (collectively, the "Psilos Group") pursuant to which the Psilos Group agreed, among other things, to loan I-trax up to $1,000,000. The Psilos Group included Nantucket, a venture fund managed by Mr. Martin. As consideration, I-trax granted the Psilos Group warrants to acquire .05264 shares of common stock at $.50 per share for each $1 of the face amount of the loan. The loan accrues interest at an annual rate of 8%, with an annual default rate of 12%, and is due five years from original date of issuance. The Psilos Group funded $692,809 of the $1,000,000 and received warrants to purchase 364,694 shares of common stock. Of such total amounts, Nantucket funded $75,000 and received warrants to purchase 39,480 shares of common stock. Effective as of January 4, 2002, all Psilos Group investors exercised their warrants using a cashless exercise feature and received an aggregate of 340,316 shares of common stock.

         Beginning in November 2000, in an effort to conserve cash, I-trax established a salary deferment program whereby certain executive officers, including Messrs. Martin, Reiss, Tomaro, McCormack and Rozenfeld, and other employees agreed to defer all or a portion of their salaries. To induce employees to participate in the salary deferment program, I-trax agreed to pay interest at an annual rate of 8% on the deferred salary. In addition, I-trax promised participating employees that they would receive (1) an option to convert deferred salary into equity on the same basis as third-party investors in I-trax and (2) "coverage warrants" to the extent they were also granted to third-party investors while participating employees were deferring pay. I-trax ended the salary deferment program on December 31, 2001. As of December 31, 2001, I-trax accrued $1,038,876 on account of deferred salaries and interest thereon. Certain participating employees, including Messrs. Martin, Reiss, Tomaro, McCormack and Rozenfeld, agreed to exchange a total of $814,595 of accrued salary, together with interest thereon, for warrants to acquire 465,480 shares of common stock with an exercise price of $0.75 per share. The number of warrants issued to each employee electing to surrender accrued salary was calculated by dividing the employee's total accrued salary and interest thereon by $1.75. Accordingly, if an employee elected to exchange accrued salary for warrants and later exercised these warrants, the effective per share price for the shares of common stock that the employee would receive would be $2.50. The price of $2.50 per share was intended to equal the price per share paid by third-party investors purchasing common stock in several private placements completed by I-trax in 2001. I-trax also granted the participating employees warrants to acquire 142,193 shares of common stock at an exercise price of $2.50 per share and warrants to acquire 20,538 shares of common stock at $5.00 per share. These extra warrants were issued to all employees that participated in the salary deferment program because similar warrants were issued by I-trax to third-party investors in connection with the several private placement completed by I-trax in 2001.

         During the third and fourth quarters of 2001, Mr. Reiss loaned I-trax $296,000, Mr. Martin loaned I-trax $280,000 and Alan Sakal, I-trax's Senior Vice President, loaned I-trax $100,000, in each case, to fund I-trax's working capital deficiency. I-trax repaid Mr. Sakal's loan in January 2002. The outstanding loans accrue interest at an annual rate of 8%. On December 20, 2001, as consideration for the loans, I-trax issued Messrs. Reiss, Martin and Sakal stock purchase warrants to acquire 29,600 shares, 28,000 shares and 10,000 shares of common stock, respectively, at an exercise price of $5.00 per share. The terms of these warrants, including the calculation of the number of warrants granted, were intended to be identical to the warrants issued by I-trax in a private placement of $1,100,000 of common stock and warrants closed on June 25, 2001 and described above.

         Effective as of December 31, 2001, Mr. Martin exercised warrants to purchase 94,013 shares of common stock by agreeing to cancel a portion of a loan in the amount of $70,510 payable by I-trax to Mr. Martin. The exercised warrants were originally issued to Mr. Martin under the salary deferment program described above.

         Lauren Reiss-Pollard, a daughter of Mr. Reiss, is an employee of Health Management. Mrs. Reiss-Pollard received cash compensation of $78,000 in 2001 and $80,717 in 2002.

         Sean Martin, the son of Mr. Martin, is an employee of Health Management. Mr. Sean Martin received cash compensation of $62,500 in 2002.

         In addition to advances to I-trax made by Messrs. Martin and Reiss described elsewhere in this section, in 2001 Messrs. Martin and Reiss advanced to I-trax an aggregate of $380,000 and subsequent to year ended 2002, Messrs. Martin and Reiss advanced to I-trax an aggregate of $140,000. These advances accrue interest at an annual rate of 8%. I-trax and Messrs. Martin and Reiss have not yet agreed on repayment terms.

         Effective February 6, 2002, I-trax acquired WellComm in a two-step reorganization pursuant to a Merger Agreement dated January 28, 2002 by and among I-trax, WC Acquisition, Inc., an Illinois corporation and a wholly-owned subsidiary of I-trax, WellComm and Mr. Blazek and Dr. Rehtmeyer. In the merger, I-trax issued WellComm stockholders approximately $2,200,000 in cash and 1,488,000 shares of I-trax common stock. Dr. Rehtmeyer also received options to acquire 56,000 shares of I-trax common stock at a nominal exercise price. After the merger, Mr. Blazek and Dr. Rehtmeyer were elected to I-trax's board of directors.

         I-trax funded the acquisition of WellComm by selling a 6% convertible senior debenture in the aggregate principal amount of $2,000,000 to Palladin Opportunity Fund LLC pursuant to a Purchase Agreement dated as of February 4, 2002 between Palladin and I-trax. Pursuant to the purchase agreement, I-trax also issued Palladin a warrant to purchase an aggregate of up to 307,692 shares of common stock at an exercise price of $5.50 per share. The outstanding principal and any interest under the debenture are payable in full on or before February 3, 2004. Further, outstanding principal and any interest may be converted at any time at the election of Palladin into I-trax common stock. As a result of this transaction, Palladin became a 5% stockholder.

         In 2002, Mr. Blazek loaned I-trax $234,500, Dr. Rehtmeyer loaned I-trax $92,750 and Jane Ludwig, a Vice President of I-trax, loaned I-trax $22,750. Subsequent to year ended 2002, Mr. Blazek loaned I-trax $149,200 and Dr. Rehtmeyer loaned I-trax $50,800. These loans are due on February 27, 2004 and are accruing interest at an annual rate of 8%.

         A relative of Mr. Reiss advanced to I-trax $350,000 in 2002. I-trax repaid $125,000 of this sum in 2002 and $140,000 subsequent to year ended 2002. The balance is due on demand and is accruing interest at an annual rate of 8%.

         Subsequent to year ended 2002, Mr. Blazek, acting in his capacity as limited agent of certain I-trax stockholders that that acquired I-trax common stock as a result of the acquisition of WellComm by I-trax, loaned I-trax $139,500. I-trax and Mr. Blazek have not yet agreed on repayment terms.

         Subsequent to year ended 2002, Acorn II, an investment fund affiliated with Woodglen Group, L.P., a 5% stockholder, loaned I-trax $150,000. The loan is due on December 31, 2003 and is accruing interest at an annual rate of 12%.

         Pursuant to a consulting agreement dated July 1, 2002, I-trax engaged Mr. Wheeler to analyze and, if necessary, improve the company's accounting practices and financial reporting. Under this consulting agreement, in 2002 Mr. Wheeler received compensation from I-trax of $23,334.

         The Certificate of Incorporation of I-trax limits the liability of I-trax's directors for monetary damages arising from a breach of their fiduciary duty as directors, except for any breach of the director's duty of loyalty to I-trax or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit and as otherwise required by Delaware General Corporation Law. This limitation of liability does not limit equitable remedies such as injunctive relief or rescission.

         I-trax's bylaws require I-trax to indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

                             AUDIT COMMITTEE REPORT

         The audit committee of the board of directors developed an updated charter for the committee in 2000, which was approved by the full board. The complete text of the charter is reproduced in Exhibit A to this proxy statement.

         The audit committee of the board of directors recommends to the board the accounting firm to be retained to audit the company's financial statements and, once retained, consults with and reviews recommendations made by the accounting firm with respect to financial statements, financial records, and financial controls of the company.

         Accordingly, the audit committee has (a) reviewed and discussed the audited financial statements with management; (b) discussed with Goldstein Golub Kessler LLP, the company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); (c) received the written disclosures and the letter from Goldstein Golub Kessler LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (d) discussed with Goldstein Golub Kessler LLP its independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board. The audit committee also discussed with Goldstein Golub Kessler LLP the overall scope and plans for its audit. The audit committee met with management and Goldstein Golub Kessler LLP to discuss the results of the auditors' examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting.

         In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

         This report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other I-trax filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that I-trax specifically incorporates this report by reference therein.

                                Members of the Audit Committee
                                William S. Wheeler, Chairman
                                David R. Bock

                                   FORM 10-KSB

         The Company will mail without charge, upon written request, a copy of the Company's Form 10-KSB Report for fiscal year ended December 31, 2002, including its financial statements. Requests should be sent to I-trax, Inc., One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103,
Attn: Corporate Secretary.

                  STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Stockholders who intend to have a proposal considered for inclusion in I-trax's proxy materials for presentation at I-trax's 2004 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, must submit the proposal to the company at its offices at One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, Pennsylvania 19103, Attn: Yuri Rozenfeld, not later than December 27, 2003. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in I-trax's proxy materials pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, are required to provide advance notice of such proposal to I-trax at the aforementioned address not later than December 27, 2003. I-trax reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

                                  OTHER MATTERS

         I-trax's board of directors knows of no other matters to be presented for stockholder action at the 2003 annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the board of directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                    EXHIBIT A

                                  I-TRAX, INC.

                             Audit Committee Charter

Role

         The Audit Committee of the Board of Directors shall be responsible to the Board of Directors for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company and shall perform such other duties as may be directed by the Board. The Committee shall maintain free and open communication with the Company's independent auditors and management of the Company and shall meet in executive session at least annually. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Membership and Independence

         The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the American Stock Exchange's listing standards applicable to companies with securities traded on The American Stock Exchange.
The Chairperson of the Audit Committee, who shall be appointed by the Board of Directors, shall be responsible for leadership of the Committee, including preparing agendas for and presiding over meetings, making Committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the Chief Executive Officer and Chief Financial Officer of the Company and the lead independent audit partner.

Responsibilities

         Internal Control

          o Discuss with management and the independent auditors the quality and adequacy of the Company's computer systems (and their security), internal accounting controls and personnel.

          o    Review  with  the   independent   auditors  and   management  any
               management   letter  issued  by  the  independent   auditors  and
               management's responses thereto.

         Financial Reporting

          o Keep informed of important new pronouncements from the accounting profession and other regulatory bodies, as well as other significant accounting and reporting issues, that may have an impact on the Company's accounting policies and/or financial statements.

          o Review the audited financial statements and management's discussion and analysis of financial condition and results of operations and discuss them with management and the independent auditors. These discussions shall include consideration of the quality of the Company's accounting policies and principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgment areas, review of audit adjustments, whether or not recorded, and such other inquiries as may be appropriate. Based on the review, the Committee shall make a recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-KSB.

         External Audit

          o Review the performance of the independent auditors and recommend to the Board the independent auditors to be engaged to audit the financial statements of the Company and, if appropriate, the termination of that relationship. In doing so, the Committee will request from the auditors a written affirmation that the auditors are independent, discuss with the auditors any relationships that may impact the auditors' independence (including non-audit services), and recommend to the Board any actions necessary to oversee the auditors' independence.

          o Oversee the independent auditors relationship by discussing with the independent auditors the nature, scope and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on appropriate matters.

         Reporting to Board of Directors

          o Report Audit Committee activities to the full Board and issue annually a report (including appropriate oversight conclusions) to be included in the Company's proxy statement for its annual meeting of shareholders.

          o Review the Audit Committee Charter with the Board of Directors annually.

PROXY                              I-TRAX, INC.                         PROXY
    One Logan Square, Suite 2615, 130 N. 18th Street, Philadelphia, PA 19103

   This Proxy is Solicited on Behalf of the Board of Directors of I-trax, Inc.
         for the Annual Meeting of Stockholders to be held May 21, 2003

         The undersigned holder of Common Stock, par value $.001, of I-trax, Inc. (the "Company") hereby appoints Frank A. Martin and Yuri Rozenfeld, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 21, 2003 at 10:00 a.m. local time, at 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

         This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE APPOINTMENT OF GOLDSTEIN GOLUB KESSLER LLP, AS INDEPENDENT AUDITORS AND, IN THE DISCRETION OF THE DESIGNATED PROXIES, AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS AND FOR THE APPOINTMENT OF GOLDSTEIN GOLUB KESSLER LLP, AS INDEPENDENT AUDITORS.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                 ------------
================================================================================

(Reverse)

                                                    I-TRAX, INC.
                                                                               /x/ Please mark votes as in this example.
1.  To elect the following directors      Nominees:                            FOR    AGAINST            For all nominees, except
    to serve for a term ending upon       John Blazek                           /  /     /  /            for nominees written below.
    the 2003 Annual Meeting of            David R. Bock
    Stockholders or until their           Philip D. Green                                                /  /
    successors are elected and            Michael  M.E. Johns, M.D.                                      ___________________________
    qualified:                            Arthur N. Leibowitz, M.D.                                      ___________________________
                                          Frank A. Martin                                                ___________________________
                                          David Nash, M.D.                                               Nominee exception(s).
                                          John R. Palumbo
                                          Carol Rehtmeyer, Ph.D.
                                          R. Dixon Thayer
                                          William S. Wheeler

2.  To ratify the appointment of Goldstein Golub Kessler LLP as the Company's  FOR      AGAINST          ABSTAIN
    independent auditors for the fiscal year ending December 31, 2003           /  /     /  /             /  /



In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


                                        The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of
                                        Stockholders and Proxy Statement.

                                        -------------------------------------------------------------------------------------
                                        Signature

                                        -------------------------------------------------------------------------------------
                                        Signature (if held jointly):

                                        Date:                                                      , 2003
                                             -----------------------------------------------------


                                        When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.

Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope.